                                                              EX-99.B(j)igconsnt


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 61 to Registration Statement No. 2-36007 on Form N-1A of Waddell & Reed Advisors International Growth Fund, Inc. of our reports dated August 4, 2000 and February 2, 2001, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" in such Prospectus, which is also part of this Registration Statement.



/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
April 23, 2001